Exhibit 10.2

EXECUTION COPY

A request for confidential treatment has been made with respect to the portions of the following document that are marked [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of April 25, 2012, as amended and restated as of April 17, 2013 (as it may be further amended or modified from time to time, this “Security Agreement”), is entered into by and among DAIRYLAND USA CORPORATION, a New York corporation, THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC, a Delaware limited liability company, BEL CANTO FOODS, LLC, a New York limited liability company, THE CHEFS’ WAREHOUSE WEST COAST, LLC, a Delaware limited liability company, THE CHEFS’ WAREHOUSE OF FLORIDA, LLC, a Delaware limited liability company, THE CHEFS’ WAREHOUSE, INC., a Delaware corporation (“Holdings”), CHEFS’ WAREHOUSE PARENT, LLC, a Delaware limited liability company, MICHAEL’S FINER MEATS, LLC, a Delaware limited liability company, MICHAEL’S FINER MEATS HOLDINGS, LLC, a Delaware limited liability company, THE CHEFS’ WAREHOUSE MIDWEST, LLC, a Delaware limited liability company, and the other Subsidiaries of Holdings that become party hereto after the date hereof (each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders party to the Credit Agreement referred to below (collectively, the “Lenders”) and each of the holders of Notes (as defined below) issued pursuant to the Note Agreement referred to below (the “Noteholders”; and together with the Agent, the Collateral Agent, the Lenders and the relevant Affiliates of the Lenders in respect of Banking Services Obligations and Swap Obligations, the “Secured Parties”).

PRELIMINARY STATEMENTS

The parties hereto have entered into that certain Amended and Restated Credit Agreement, dated as of April 25, 2012, as amended and restated as of April 17, 2013 (as the same may be further amended or modified from time to time, the “Credit Agreement”), by and among the Grantors, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) and the Collateral Agent, which Credit Agreement provides, subject to the terms and conditions of the Credit Agreement, for extensions of credit and other financial accommodations by the Lenders to the Borrowers thereunder.

The Grantors entered into that certain Pledge and Security Agreement, dated as of April 25, 2012, with the Administrative Agent (as previously amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Security Agreement”).

The Grantors and the purchasers signatories thereto (the “Prudential Purchasers”) have entered into that certain Note Purchase and Guarantee Agreement, dated as of April 17, 2013 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Agreement”).

Each Grantor is entering into this Security Agreement in order to (i) induce the Lenders to enter into and extend credit to the Borrowers under the Credit Agreement, (ii) induce the Prudential Purchasers to purchase the Notes (as defined in the Note Agreement) and (iii) secure the Secured Obligations, including the obligations that it has agreed to guarantee pursuant to Article X of the Credit Agreement and Section 15 of the Note Agreement. Furthermore, each Grantor party to the Existing Security Agreement wishes to affirm its obligations under the terms of the Existing Security Agreement and wishes to amend and restate the terms of the Existing Security Agreement in their entirety as set forth in this Security Agreement.

ACCORDINGLY, the Grantors, the Administrative Agent and the Collateral Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (as in effect on the date hereof).

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Commercial Tort Claims” means all existing commercial tort claims (as defined in Article 9 the UCC) of the Grantors, including those listed on Exhibit I.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Credit Documents” means the Loan Documents and the Note Documents.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Collateral Agent with respect to collection and Control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Event of Default” shall mean an “Event of Default” as defined in the Credit Agreement or the Note Agreement.

“Excluded Accounts” means (a) petty cash accounts holding less than $25,000 individually and $150,000 in the aggregate, (b) payroll, tax or insurance trust accounts holding only funds necessary to fund the accrued payroll, employee benefit, tax or insurance obligations of the Borrowers and Subsidiaries, (c) accounts of Dairyland HP and (d) account number 3030466337, maintained in the name of The Chefs’ Warehouse Mid-Atlantic, LLC at JPMorgan Chase Bank, N.A., for purposes of making payments in respect of the sinking fund requirement under the New Markets Tax Credit Financing.

“Excluded Assets” shall have the meaning set forth in the Credit Agreement and in the Note Agreement.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Farm Products” shall have the meaning set forth in Article 9 of the UCC.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Material Adverse Effect” shall mean a “Material Adverse Effect” as defined in the Credit Agreement or the Note Agreement.

“Note Documents” means the Note Agreement, any Note issued pursuant to the Note Agreement, any guaranty (and the related indemnity and contribution agreement) executed pursuant to the Note Agreement, the Intercreditor Agreement, the Collateral Documents and all other agreements, instruments and certificates executed and delivered to, or in favor of the Collateral Agent or any holder of any Note issued pursuant to the Note Agreement.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisionals, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement; provided that, “Pledged Collateral” shall not include any Equity Interests in Dairyland HP.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Requisite Secured Parties” has the meaning given thereto in the Intercreditor Agreement (as in effect on the date hereof); provided that, following the occurrence and during the continuance of an Event of Default, “Requisite Secured Parties” shall have the meaning given thereto in the Intercreditor Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means the “Obligations” (as defined in the Credit Agreement) and “Obligations” (as defined in the Note Agreement).

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor party to the Existing Security Agreement reaffirms the security interest granted under the terms and conditions of the Existing Security Agreement and agrees that such security interest remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each Grantor party to the Existing Security Agreement acknowledges and agrees with the Administrative Agent that the Existing Security Agreement is amended, restated and superseded in its entirety pursuant to the terms hereof. Each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all cash or cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts with any bank or other financial institution;

(xv)	all Commercial Tort Claims;

(xvi)	all Farm Products; and

(xvii)	all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing,

together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding anything contained in this Security Agreement to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed or required to have granted a security interest in, any Excluded Asset or, for the avoidance of doubt, any of the Equity Interests in, or property or assets of, the Excluded Subsidiary. The foregoing exclusion shall not include, and shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing Lien on, any proceeds, products, substitutions or replacements of any Excluded Asset unless such proceeds, products, substitutions or replacements otherwise constitute an Excluded Asset.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

3.1. Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for such Liens that are Permitted Encumbrances (as defined in both the Credit Agreement and the Note Agreement), and has full power and authority to grant to the Collateral Agent the security interest in the Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit G, the Collateral Agent will have a fully perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by filing such financing statements, subject only to such Liens that are both Permitted Encumbrances (as defined in both the Credit Agreement and the Note Agreement) .

3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3. Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.

3.4. Collateral Locations. As of the date hereof, all of such Grantor’s locations where Inventory, Equipment or Fixtures, to the extent constituting Collateral, with a value in excess of $250,000 individually or $1,000,000 in the aggregate (other than such Collateral in transit or out for repair or laptop computers, cellular telephones and/or other electronic devices held by employees) is located are listed on Exhibit A. All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

3.5. Deposit Accounts. All of such Grantor’s Deposit Accounts are listed on Exhibit B.

3.6. Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Except as set forth on Exhibit A, such Grantor has not, during the past five years, been known by or used any other corporate name or trade name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7. Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor with a value $1,000,000 or more individually. All action by such Grantor necessary or desirable to protect and perfect the Collateral Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Collateral Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens that are Permitted Encumbrances (as defined in both the Credit Agreement and the Note Agreement).

3.8. [Intentionally Omitted].

3.9. [Intentionally Omitted].

3.10. Intellectual Property. Such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright, or Licenses with respect thereto, except as set forth in Exhibit D. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit G and confirmatory grants of security interest with respect to such Grantor’s Patents, Trademarks and Copyrights with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, fully perfected first priority security interests in favor of the Collateral Agent on such Grantor’s U.S. Patents, U.S. Trademarks and U.S. Copyrights; provided however that additional filings may be necessary to perfect the Collateral Agent’s security interest in any Patents, Trademarks or Copyrights acquired after the date hereof, and such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor.

3.11. Filing Requirements. None of its Equipment is covered by any certificate of title, except for its trucks and other motor vehicles. Except as set forth on Exhibit E, none of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) assets subject to certificates of title and (b) Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D.

3.12. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (except as authorized by the Collateral Agent) naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Collateral Agent as the secured party or (b) in respect to those that are both expressly permitted pursuant to Section 6.02 of the Credit Agreement and Section 10.2 of the Note Agreement.

3.13. Pledged Collateral.

(a) Exhibit F sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit F as being owned by it. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, is fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent representing an Equity Interest, such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a control agreement among such Grantor, the securities intermediary and the Collateral Agent pursuant to which the Collateral Agent has Control and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor has, to such Grantor’s knowledge, been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness and is the legal, valid and binding obligation of such issuer.

(b) In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) Except as set forth in Exhibit F, such Grantor owns 100% of the issued and outstanding Equity Interests of the issuer of such Pledged Collateral and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1. General.

(a) Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Collateral Agent in order to maintain a first-priority perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Collateral Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Collateral Agent promptly upon request. Such Grantor also ratifies its authorization for the Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Such Grantor will, if so requested by the Collateral Agent, promptly furnish to the Collateral Agent, as often as the Collateral Agent requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, all in such reasonable detail, in each case, as the Collateral Agent may specify. Such Grantor also agrees to take any and all actions necessary, or as may be reasonably requested by the Collateral Agent, to defend title to the Collateral against all Persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d) [Intentionally Omitted].

(e) [Intentionally Omitted].

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Collateral Agent as the secured party, and (ii) in respect of Liens that are both expressly permitted pursuant to Section 6.02 of the Credit Agreement and Section 10.2 of the Note Agreement. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement related to the Secured Obligations without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC; provided, that filing of precautionary financing statements in accordance with Section 6.02(i) of the Credit Agreement or Section 10.2(i) of the Note Agreement shall not be deemed a violation of this clause (f).

(g) Locations. Such Grantor will not maintain any Inventory, Equipment or Fixtures owned by it, to the extent constituting Collateral, with a value in excess of $250,000 individually or $1,000,000 in the aggregate (other than such Collateral in transit or out for repair or laptop computers, cellular telephones or other electronic devices held by employees) at any location other than those locations listed on Exhibit A or those locations for which a Collateral Access Agreement has been delivered, except as otherwise consented to by the Collateral Agent.

(h) Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral; provided, that each Grantor shall strictly comply with its obligations with respect to the Collateral set forth in this Security Agreement and the other Credit Documents.

4.2. Receivables; Electronic Chattel Paper.

(a) Receivables. Following the occurrence and during the continuance of an Event of Default, such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, other than reductions in the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

(b) Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Collateral Agent Control of all electronic chattel paper in excess of $500,000 (individually or in the aggregate) in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3. Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear and casualty in respect of the Equipment.

4.4. Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Collateral Agent immediately upon execution of this Security Agreement the originals of all (x) Chattel Paper and Instruments with a value in excess of $500,000 individually or in the aggregate, or (y) any certificated Securities, in each case, constituting Collateral owned by it (if any then exist), (b) hold in trust for the Collateral Agent upon receipt and promptly thereafter (but in no event later than three (3) Business Days after receipt) deliver to the Collateral Agent (x) Chattel Paper and Instruments with a value in excess of $500,000 individually or in the aggregate, or (y) any certificated Securities, in each case, constituting Collateral obtained after the Effective Date, (c) upon the Collateral Agent’s reasonable request, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and promptly thereafter (but in no event later than three (3) Business Days after such request) deliver to the Collateral Agent) any Document evidencing or constituting Collateral and (d) promptly upon the Collateral Agent’s reasonable request, deliver to the Collateral Agent a duly executed amendment to this Security Agreement, in the form of Exhibit H hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral; provided, that the Lien granted hereunder shall attach and such property shall be considered part of the Collateral despite any Grantor’s failure to deliver an Amendment.

4.5. Uncertificated Pledged Collateral. Such Grantor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Collateral Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary, within fifteen (15) days of acquiring such Collateral to enter into a control agreement with the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, giving the Collateral Agent Control.

4.6. Pledged Collateral.

(a) Registration of Pledged Collateral. Following the occurrence and during the continuance of an Event of Default, such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Collateral Agent or its nominee at any time at the option of the Requisite Secured Parties.

(b) Exercise of Rights in Pledged Collateral. Such Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

4.7. Intellectual Property.

(a) Upon the Collateral Agent’s request, such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary for the Collateral Agent to attach the Lien hereunder in any License held by such Grantor and to enforce the security interests granted hereunder.

(b) Such Grantor shall notify the Collateral Agent immediately if it knows that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated to the public, except where the abandonment or dedication to the public of such Patent, Trademark, or Copyright could not reasonably be expected to have a Material Adverse Effect, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except as could not reasonably be expected to have a Material Adverse Effect.

(c) Such Grantor agrees that should it file, either directly or through any agent, employee, licensee or designee, an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency (“After-Acquired Intellectual Property”), concurrently with delivery of the financial statements under Section 5.01(b) of the Credit Agreement and Section 7.1(b) of the Note Agreement for the month in which such application was filed, such Grantor shall give written notice to the Collateral Agent identifying such After-Acquired Intellectual Property, and, upon request of the Collateral Agent, such Grantor shall execute and deliver any and all security agreements as the Collateral Agent may reasonably request to evidence the Collateral Agent’s first priority security interest on such Patent, Trademark or Copyright (subject to the limitations set forth in Section 3.10), and the General Intangibles of such Grantor relating thereto or represented thereby.

(d) Such Grantor shall take all actions necessary or reasonably requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each Patent, Trademark and Copyright owned by such Grantor (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business.

(e) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright owned by such Grantor is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Grantor shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright.

4.8. Commercial Tort Claims. Such Grantor shall promptly, and in any event within three (3) Business Days after the same is acquired by it, notify the Collateral Agent of any Commercial Tort Claim with a value of $1,000,000 or more and, unless the Collateral Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit H hereto, granting to Collateral Agent a first priority security interest in such Commercial Tort Claim.

4.9. Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit, that has a face amount of $1,000,000 or more, it shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify the Collateral Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Collateral Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Collateral Agent or subject to a Deposit Account Control Agreement for application by the Collateral Agent to the Secured Obligations after the occurrence and during the continuance of an Event of Default in accordance with the terms of the Intercreditor Agreement and, after such application in accordance with the terms of the Intercreditor Agreement, for further application by the Secured Parties to the Secured Obligations in accordance with the Credit Agreement or the Note Agreement, as applicable, all in form and substance reasonably satisfactory to the Collateral Agent.

4.10. Federal, State or Municipal Claims. Such Grantor will promptly notify the Collateral Agent of any Collateral with a value of $5,000,000 or more which constitutes a claim against the U.S. government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Security Agreement or any other Credit Document or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

4.12. [Intentionally Omitted].

4.13. Collateral Access Agreements. Upon the request of the Collateral Agent, such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral with a value in excess of $1,000,000 is stored or located, which Collateral Access Agreement shall be reasonably satisfactory in form and substance to the Collateral Agent. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse or other location where any Collateral is or may be located subject, however, to such Grantor’s right to contest the validity or amount of such obligations in accordance with Section 5.04 of the Credit Agreement or Section 9.2 of the Note Agreement.

4.14. Deposit Account Control Agreements. Each Grantor will, upon the Collateral Agent’s reasonable request, cause each bank or other financial institution in which it maintains (a) a Deposit Account (other than an Excluded Account) to enter into a Deposit Account Control Agreement with respect to such Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Collateral Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing. In the case of deposits maintained with Lenders, the terms of such Deposit Account Control Agreement shall be subject to the provisions of the Credit Agreement (but subject to the Intercreditor Agreement) regarding setoffs.

4.15. Change of Name or Location. Except as expressly permitted by the Credit Agreement and the Note Agreement, such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Collateral Agent shall have received at least fifteen (15) days prior written notice of such change and any reasonable action requested by the Collateral Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of the Secured Parties, in any Collateral); provided that any new location shall be in the continental United States of America.

4.16. Updating of Exhibits to the Security Agreement. Holdings will provide to the Collateral Agent, concurrently with the delivery of the Compliance Certificate as required by Section 5.01(c) of the Credit Agreement and the certificate required by Section 7.2 of the Note Agreement, updated versions of the Exhibits to this Security Agreement (provided that if there have been no changes to any such Exhibits since the previous updating thereof required hereby, Holdings shall indicate that there has been “no change” to the applicable Exhibit(s)).

ARTICLE V

REMEDIES

5.1. [Intentionally Omitted].

5.2. Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, any other Loan Document, the Note Agreement or any other Note Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

(b) The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) If, after the Credit Agreement, the Note Agreement and the other documents evidencing the Secured Obligations have all terminated by their terms and all of the Secured Obligations have been paid in full (other than contingent indemnification obligations in which no claim has been made), there remain Swap Obligations outstanding, the Required Lenders may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Obligations pursuant to the terms of the Swap Agreement.

(f) Notwithstanding the foregoing, neither the Collateral Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3. Grantor’s Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence and during the continuation of an Event of Default, each Grantor will:

(a) assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at a Grantor’s premises or elsewhere;

(b) permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Collateral Agent may request, all in form and substance satisfactory to the Collateral Agent, and furnish to the Collateral Agent, or cause an issuer of Pledged Collateral to furnish to the Collateral Agent, any information regarding the Pledged Collateral in such detail as the Collateral Agent may specify; and

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Collateral.

5.4. Grant of Intellectual Property License. The Collateral Agent is hereby granted a license or other right to use for non-competitive purposes, following the occurrence and during the continuance of an Event of Default, without charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, Trademarks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, such Grantor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit. In addition, each Grantor hereby irrevocably agrees that the Collateral Agent may, following the occurrence and during the continuance of an Event of Default, sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may (but shall have no obligation to) finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

AUTHORIZATION FOR COLLATERAL AGENT TO TAKE CERTAIN ACTION

Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) upon the occurrence and during the continuance of an Event of Default, to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) upon the occurrence and during the continuance of an Event of Default, to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral in accordance with the terms hereof, (v) upon the occurrence and during the continuance of an Event of Default, to enforce payment of the Instruments, Accounts and Receivables in the name of the Collateral Agent or such Grantor, (vi) upon the occurrence and during the continuance of an Event of Default, to apply the proceeds of any Collateral received by the Collateral Agent to the Secured Obligations as provided in Article VII and (vii) upon the occurrence and during the continuance of an Event of Default, to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Credit Document), and each Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any documented expense incurred by the Collateral Agent in connection with any of the foregoing, provided that, this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under any other Credit Document.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1. Lockboxes. Upon request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, each Grantor shall execute and deliver to the Collateral Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Collateral Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Collateral Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Collateral Agent.

7.2. Collection of Receivables. The Collateral Agent may at any time after the occurrence and during the continuance of an Event of Default, by giving each Grantor written notice, elect to require that the Receivables be paid directly to the Collateral Agent for the benefit of the Secured Parties. In such event, each Grantor shall, and shall permit the Collateral Agent to, promptly notify the Account Debtors or obligors under the Receivables owned by such Grantor of the Collateral Agent’s interest therein and direct such Account Debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Collateral Agent. Upon receipt of any such notice from the Collateral Agent, each Grantor shall thereafter hold in trust for the Collateral Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables and immediately and at all times thereafter deliver to the Collateral Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Collateral Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4 hereof.

7.3. Special Collateral Account. After the occurrence and during the continuance of an Event of Default, the Collateral Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Collateral Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over such cash collateral account. After the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and shall, at the direction of the Requisite Secured Parties), from time to time, apply the collected balances in such cash collateral account to the payment of the Secured Obligations, whether or not the Secured Obligations shall then be due, pursuant to the Intercreditor Agreement. If all Events of Default have been cured or waived (as confirmed in writing by the Collateral Agent), all unapplied remaining amounts in such cash collateral account shall be returned to the Grantors within three (3) Business Days.

7.4. Application of Proceeds. The proceeds of the Collateral shall be applied by the Collateral Agent to payment of the Secured Obligations in accordance with the terms of the Intercreditor Agreement and, after being applied in accordance with the terms of the Intercreditor Agreement, shall be further applied by the Secured Parties to payment of the Secured Obligations in accordance with the Credit Agreement or the Note Agreement, as applicable.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2. Limitation on Collateral Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral,

(vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3. Compromises and Collection of Collateral. The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.4. Collateral Agent Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.13, 4.14, 4.15, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6. [Intentionally Omitted].

8.7. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Secured Parties until the Secured Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been made and Letters of Credit which have been terminated, cash-collateralized or back-stopped in a manner acceptable to the Collateral Agent and the Issuing Bank in their reasonable discretion).

8.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent hereunder.

8.11. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by federal or state authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement and the Note Agreement both have terminated pursuant to their express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full (other than contingent indemnification obligations for which no claim has been made and Letters of Credit which have been terminated, cash-collateralized or back-stopped in a manner acceptable to the Collateral Agent and the Issuing Bank in their reasonable discretion) and no commitments of the Collateral Agent or the Secured Parties which would give rise to any Secured Obligations are outstanding.

8.15. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.

8.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.17. CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT OR ANY SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE COLLATERAL AGENT OR ANY SECURED PARTY OR ANY AFFILIATE OF THE AGENT OR ANY SECURED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

8.18. WAIVER OF JURY TRIAL. EACH GRANTOR, THE COLLATERAL AGENT AND EACH SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.19. Indemnity. Each Grantor hereby agrees to indemnify the Collateral Agent and the Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including all fees, charges and disbursements of (w) one primary counsel and one additional counsel in each applicable jurisdiction for the Collateral Agent, (x) one additional counsel for all Secured Parties that are Lenders or their affiliates (other than the Collateral Agent), (y) one additional counsel for all Secured Parties that are holders of the Notes and (z) additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses for the Collateral Agent, the Issuing Bank or any Secured Party, in connection with any litigation or preparation therefor whether or not the Collateral Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or the Secured Parties or any Grantor, and any claim for Patent, Trademark or Copyright infringement); provided that such indemnity shall not, as to any indemnified party, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified party.

8.20. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

8.21. Joinder of Additional Guarantors. Each Grantor shall cause each Domestic Subsidiary which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement and the Note Agreement, to execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex I attached hereto, and upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.22. Amendment and Restatement. This Security Agreement amends and restates and is given in substitution for, but not in satisfaction of, the Existing Security Agreement; provided that nothing contained in this Security Agreement shall limit or affect the liens and security interests heretofore granted, pledged and/or assigned to the Administrative Agent under the Existing Security Agreement.

ARTICLE IX

NOTICES

9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent, and deemed received, in accordance with the Credit Agreement or the Note Agreement, as applicable.

9.2. Change in Address for Notices. Each of the Grantors, the Collateral Agent and the Secured Parties may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE COLLATERAL AGENT

JPMorgan Chase Bank, N.A. has been appointed Collateral Agent for the Secured Parties hereunder pursuant to the terms of the Intercreditor Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Collateral Agent pursuant to the Intercreditor Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in the Intercreditor Agreement. Any successor Collateral Agent appointed pursuant to the Intercreditor Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed this Security Agreement as of the date first above written.

GRANTORS: DAIRYLAND USA CORPORATION

By:	/s/ John D. Austin
Name: John D. Austin Title: CFO

THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC

By:	/s/ John D. Austin
Name: John D. Austin Title: CFO

BEL CANTO FOODS, LLC

By:	/s/ John D. Austin
Name: John D. Austin Title: CFO

THE CHEFS’ WAREHOUSE WEST COAST, LLC

By:	/s/ John D. Austin
Name: John D. Austin Title: CFO

THE CHEFS’ WAREHOUSE OF FLORIDA, LLC

By:	/s/ John D. Austin
Name: John D. Austin Title: CFO

Signature Page to Amended and Restated Pledge and Security Agreement

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ John D. Austin
Name: John D. Austin Title: CFO

CHEFS’ WAREHOUSE PARENT, LLC

By:	/s/ John D. Austin
Name: John D. Austin Title: CFO

MICHAEL’S FINER MEATS, LLC

By:	/s/ John D. Austin
Name: John D. Austin Title: CFO

MICHAEL’S FINER MEATS HOLDINGS, LLC

By:	/s/ John D. Austin
Name: John D. Austin Title: CFO

THE CHEFS’ WAREHOUSE MIDWEST, LLC

By:	/s/ John D. Austin
Name: John D. Austin Title: CFO

Signature Page to Amended and Restated Pledge and Security Agreement

COLLATERAL AGENT: JPMORGAN CHASE BANK, N.A.

By:	/s/ Patricia T. Stone
Name: Patricia T. Stone Title: Authorized Officer

Signature Page to Amended and Restated Pledge and Security Agreement

Exhibit A

Grantor Information

I. Name of Grantor	II. Jurisdiction of Organization	III. Type of Entity	IV. Organizational Identification No.	V. FEIN	VI. Mailing Address and Chief Executive Office
Dairyland USA Corporation	New York	Corporation	N/A	13-3286147	100 East Ridge Road, Ridgefield, CT 06877

Bel Canto Foods, LLC	New York	Limited Liability Company	N/A	11-3568623	100 East Ridge Road, Ridgefield, CT 06877

The Chefs’ Warehouse Mid-Atlantic, LLC	Delaware	Limited Liability Company	3307428	13-4166347	100 East Ridge Road, Ridgefield, CT 06877

The Chefs’ Warehouse West Coast, LLC	Delaware	Limited Liability Company	3943578	20-2591398	100 East Ridge Road, Ridgefield, CT 06877

The Chefs’ Warehouse, Inc.	Delaware	Corporation	3987325	20-3031526	100 East Ridge Road, Ridgefield, CT 06877

The Chefs’ Warehouse of Florida, LLC	Delaware	Limited Liability Company	4830008	27-2714849	100 East Ridge Road, Ridgefield, CT 06877

Chefs’ Warehouse Parent, LLC	Delaware	Limited Liability Company	4884114	27-3682938	100 East Ridge Road, Ridgefield, CT 06877

Michael’s Finer Meats, LLC	Delaware	Limited Liability Company	080119252	26-1962824	100 East Ridge Road, Ridgefield, CT 06877

Michael’s Finer Meats Holdings, LLC	Delaware	Limited Liability Company	080131207	26-1968609	100 East Ridge Road, Ridgefield, CT 06877

The Chefs’ Warehouse Midwest, LLC	Delaware	Limited Liability Company	5262028	35-2463646	100 East Ridge Road, Ridgefield, CT 06877

VII. Locations of Collateral

(a) Properties Owned by the Grantors: 619 Linn Street, Cincinnati, OH 45203 is owned by The Chefs’ Warehouse Midwest, LLC.

(b) Properties Leased by the Grantors:

Grantor	Locations of Collateral	Landlord
Dairyland USA Corporation

	1300 Viele Avenue and 1301 Ryawa Avenue, Bronx, New York 10474	The Chefs’ Warehouse Leasing Co, LLC

	240 Food Center Drive, Bronx, New York 10474	The City of New York leases to Dairyland HP LLC; Dairyland HP LLC subleases to Dairyland USA Corporation

Bel Canto Foods

	1300 Viele Avenue and 1301 Ryawa Avenue, Bronx, New York 10474	The Chefs’ Warehouse Leasing Co., LLC (sublease agreement)

	240 Food Center Drive, Bronx, New York 10474	The City of New York leases to Dairyland HP LLC; Dairyland HP LLC subleases to Dairyland USA Corporation

The Chefs’ Warehouse Mid-Atlantic, LLC

	7477 Candlewood Road, Hanover, Maryland 21076	Candlewood Road Property, LLC (lease agreement)

The Chefs’ Warehouse West Coast, LLC

	1633 E. Gale Avenue, City of Industry, CA 91748	LBA Realty, LLC (lease agreement)

	4525 West Hacienda Las Vegas, NV 89118	KTR LV IV LLC (assignment of a lease agreement)

	3117 Wiegman Road, Hayward, CA 94544	EastGroup Properties L.P. (lease agreement)

	3305 and 3313 NW Guam Street, Portland, Oregon 97210	CSHV NWCP Portland, LLC (assignment of a lease agreement)

	Building D 8643 South 212th Street Kent, WA 98032	Kent Pacific Business Park LLC (lease agreement)

The Chefs’ Warehouse Florida, LLC

	2600 SW 32nd Avenue, Pembroke Park, Florida 33023	Seneca Industrial Holdings, LLC (industrial lease agreement)

Michael’s Finer Meats, LLC

	3775 Zane Trace Drive, Columbus, Ohio 43228	Southgate Company Limited Partnership

(c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements: None.

IX. Information Required by Section 3.6:

Grantor	Trade Names/Names Used in Past Five Years
Dairyland USA Corporation	• The Chefs’ Warehouse • Winters Seafoods • Dairyland • Dairyland USA

The Chefs’ Warehouse Mid-Atlantic, LLC	• The Chefs’ Warehouse, LLC

The Chefs’ Warehouse, Inc.	• Chefs’ Warehouse Holdings, LLC

Bel Canto Foods, LLC	• Bel Canto Food • Bel Canto Foods • Bel Canto

Michael’s Finer Meats, LLC	• Michael’s Finer Meats & Seafood • Michael’s Finer Meats, Inc.

1. On February 25, 2008, Michael’s Finer Meats, LLC was acquired by a consortium of private equity investors including Sorenson Capital Partners. On February 25, 2008, Michael’s Finer Meats, Inc. merged with and into Michael’s Finer Meats, LLC. On August 10, 2012, The Chefs’ Warehouse Mid-Atlantic, LLC (“Mid-Atlantic”) and Chefs’ Warehouse Parent, LLC (“CW Parent”) entered into a Securities Purchase Agreement with Michael’s Finer Meats, LLC and certain of its affiliated entities and the owners of the equity interests in Michael’s Finer Meats, LLC and certain of its affiliated entities, pursuant to which Mid-Atlantic and CW Parent acquired, on that date, 100% of the equity interests of Michael’s Finer Meats, LLC and certain of its affiliated entities.

2. On February 25, 2008, Michael’s Finer Meats Holdings, LLC was acquired by a consortium of private equity investors including Sorenson Capital Partners. On August 10, 2012, The Chefs’ Warehouse Mid-Atlantic, LLC (“Mid-Atlantic”) and Chefs’ Warehouse Parent, LLC (“CW Parent”) entered into a Securities Purchase Agreement with Michael’s Finer Meats, LLC and certain of its affiliated entities and the owners of the equity interests in Michael’s Finer Meats, LLC and certain of its affiliated entities, pursuant to which Mid-Atlantic and CW Parent acquired, on that date, 100% of the equity interests of Michael’s Finer Meats Holdings, LLC and certain of its affiliated entities. On September 4, 2012, Michael’s Finer Meats Acquisition, LLC, a Delaware limited liability company, merged with and into Michael’s Finer Meats Holdings, LLC.

3. On December 31, 2012, The Chefs’ Warehouse Midwest, LLC entered into an Asset Purchase Agreement (the “APA”) with QG Holding, Inc. (“QG”), Queensgate Food Group, LLC (“Queensgate”), Mullaghan Properties, LLC (“Mullaghan”), SP Beverage Co., LLC (together with QG, Queensgate and Mullaghan, the “Seller Parties”), the Bondholders (as defined in the APA), the Bondholders’ Representative (as defined in the APA) and the ESOP (as defined in the APA) pursuant to which The Chefs’ Warehouse Midwest, LLC acquired substantially all of the assets of the Seller Parties.

Exhibit B

Deposit Accounts

GRANTOR	BANK	ACCOUNT NUMBER	TYPE	PURPOSE
Dairyland USA Corporation	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Credit Card	Collections/ Disbursements

Dairyland USA Corporation	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Collections/ Disbursements

Bel Canto Foods, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Collections/ Disbursements

The Chefs’ Warehouse Mid-Atlantic, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Collections/ Disbursements

The Chefs’ Warehouse West Coast, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Disbursements

Dairyland USA Corporation	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Controlled Disbursement Account	Disbursements

GRANTOR	BANK	ACCOUNT NUMBER	TYPE	PURPOSE
Bel Canto Foods, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Controlled Disbursement Account	Disbursements

The Chefs’ Warehouse Mid-Atlantic, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Controlled Disbursement Account	Disbursements

The Chefs’ Warehouse West Coast, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Controlled Disbursement Account	Disbursements

The Chefs’ Warehouse West Coast, LLC	Bank of America Puente Hills 1605 S. Azusa Ave Hacienda Heights CA 91745	[*CONFIDENTIAL*]	DDA	Driver Cash Collections/ Petty Cash Disbursements

The Chefs’ Warehouse, Inc.	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Collections/ Disbursements	Account not used and is to be closed.

Dairyland USA Corporation	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	For New York and Tri-State Area Collections

Bel Canto Foods, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	For New York and Tri-State Area Collections

GRANTOR	BANK	ACCOUNT NUMBER	TYPE	PURPOSE
The Chefs’ Warehouse Mid-Atlantic, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]		Lockbox For Maryland and Surrounding Area Collections

The Chefs’ Warehouse West Coast, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	For West Coast Collections

The Chefs’ Warehouse of Florida, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Lockbox	For Florida Area Collections

The Chefs’ Warehouse of Florida, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Operating	Collections/Disbursements

The Chefs’ Warehouse of Florida, LLC	JPMorgan Chase Bank Corporate Park Drive, 2nd Floor White Plains, NY 10604 Attn: Lisa Crowley, Vice President	[*CONFIDENTIAL*]	Control Disbursement	Disbursements

Michael’s Finer Meats, LLC	Zions Bank	[*CONFIDENTIAL*]	Depository Account	Fund Checking Account

Michael’s Finer Meats, LLC	Zions Bank	[*CONFIDENTIAL*]	Checking Account	Checking Account

GRANTOR	BANK	ACCOUNT NUMBER	TYPE	PURPOSE
Michael’s Finer Meats, LLC	JPMorgan Chase Bank	[*CONFIDENTIAL*]	Depository Account	Fund Payroll Checking

Michael’s Finer Meats, LLC	JPMorgan Chase Bank	[*CONFIDENTIAL*]	Checking Account	Payroll

Michael’s Finer Meats, LLC	JPMorgan Chase Bank	[*CONFIDENTIAL*]	Depository Account	Record Customer Deposits

Michael’s Finer Meats, LLC	JPMorgan Chase Bank	[*CONFIDENTIAL*]	Disbursement Account	Payroll and Vendor Payments

The Chefs’ Warehouse Midwest, LLC	JPMorgan Chase Bank 270 Park Avenue New York, NY 10017	[*CONFIDENTIAL*]	Disbursement Account	Disbursements

The Chefs’ Warehouse Midwest, LLC	JPMorgan Chase Bank 270 Park Avenue New York, NY 10017	[*CONFIDENTIAL*]	Operating Account	Collections/ Disbursements

The Chefs’ Warehouse Midwest, LLC	JPMorgan Chase Bank 270 Park Avenue New York, NY 10017	[*CONFIDENTIAL*]	Payroll Account	Payroll

Exhibit C

Letter of Credit Rights and Chattel Paper

None.

Exhibit D

Patents, Trademarks, Copyrights

Patents and Patent Applications

None

Copyright Applications and Registrations

None

Trademark Applications and Registrations

MARK	REG. NO./APP NO.	REG./ FILING DATE	COUNTRY	OWNER
BELARIA	1,508,403	October 11, 1988	United States	The Chefs’ Warehouse, Inc.

PIER FRANCO	2,016,132	November 12, 1996	United States	The Chefs’ Warehouse, Inc.

ST. LUC	3,491,990	August 26, 2008	United States	The Chefs’ Warehouse, Inc.

ST. LUC (stylized)	2,438,333	March 27, 2001	United States	The Chefs’ Warehouse, Inc.

GRAND RESERVE & Design	1,407,847	September 2, 1986	United States	The Chefs’ Warehouse, Inc.

PATISSE	3,541,721	December 2, 2008	United States	The Chefs’ Warehouse, Inc.

PATISSE FINE PASTRY INGREDIENTS & Design	3,697,104	October 13, 2009	United States	The Chefs’ Warehouse, Inc.

THE CHEFS’ WAREHOUSE	3,539,456	December 2, 2008	United States	The Chefs’ Warehouse, Inc.

ZOCOCAO & Design	3,206,633	February 6, 2007	United States	The Chefs’ Warehouse, Inc.

ZOCOCAO	3,002,843	September 27, 2005	United States	The Chefs’ Warehouse, Inc.

SPOLETO	2,452,543	May 22, 2001	United States	The Chefs’ Warehouse, Inc.

ARGONAUT	3,431,682	May 20, 2008	United States	The Chefs’ Warehouse, Inc.

PROVVISTA	2,984,712	August 16, 2005	United States	The Chefs’ Warehouse, Inc.

PROVVISTA	2,980,621	August 2, 2005	United States	The Chefs’ Warehouse, Inc.

PROVVISTA	2,545,651	March 12, 2002	United States	The Chefs’ Warehouse, Inc.

PROVVISTA	2,525, 630	January 1, 2002	United States	The Chefs’ Warehouse, Inc.

PROVVISTA	2,319,436	February 15, 2000	United States	The Chefs’ Warehouse, Inc.

PROVVISTA	2,343,089	April 18, 2000	United States	The Chefs’ Warehouse, Inc.

PROVVISTA	2,302,301	December 21, 1999	United States	The Chefs’ Warehouse, Inc.

Sunflower Design	2,304,369	December 28, 1999	United States	The Chefs’ Warehouse, Inc.

Sunflower Design	2,518,025	December 11, 2001	United States	The Chefs’ Warehouse, Inc.

Sunflower Design	3,000,019	September 27, 2005	United States	The Chefs’ Warehouse, Inc.

Sunflower Design	2,309,409	January 18, 2000	United States	The Chefs’ Warehouse, Inc.

Sunflower Design	2,520,685	December 18, 2001	United States	The Chefs’ Warehouse, Inc.

Sunflower Design	2,980,620	August 2, 2005	United States	The Chefs’ Warehouse, Inc.

Sunflower Design	2,306,288	January 4, 2000	United States	The Chefs’ Warehouse, Inc.

THE RIGHT SCALLOPS	3,621,367	May 19, 2009	United States	The Chefs’ Warehouse, Inc.

THE RIGHT SHRIMP	3,621,359	May 19, 2009	United States	The Chefs’ Warehouse, Inc.

THE RIGHT SQUID	3,621,372	May 19, 2009	United States	The Chefs’ Warehouse, Inc.

CW	85376018	July 20, 2011	United States	The Chefs’ Warehouse, Inc.

CW & Design	85375998	July 20, 2011	United States	The Chefs’ Warehouse, Inc.

CWI	4207443	September 11, 2012	United States	The Chefs’ Warehouse, Inc.

SIMPLE AUTHENTIC FOOD

Black Falls	3937673	March 29, 2011	United States	The Chefs’ Warehouse, Inc.

C COCCINELLE	2553260	March 26, 2002	United States	The Chefs’ Warehouse, Inc.

COCCINELLE	2550467	March 19, 2002	United States	The Chefs’ Warehouse, Inc.

COCCINELLE	2556562	April 2, 2002	United States	The Chefs’ Warehouse, Inc.

Exhibit E

Filing Requirements

None.

Exhibit F

List of Pledged Collateral, Securities and Other Investment Property

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares
The Chefs’ Warehouse, Inc.	Dairyland USA Corporation	26	100	Common	100%

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest
The Chefs’ Warehouse, Inc.	Chefs’ Warehouse Parent, LLC	LLC Interests	100%

Dairyland USA Corporation	Bel Canto Foods, LLC	LLC Interests	100%

Chefs’ Warehouse Parent, LLC	The Chefs’ Warehouse West Coast, LLC	LLC Interests	100%

Chefs’ Warehouse Parent, LLC	The Chefs’ Warehouse of Florida, LLC	LLC Interests	100%

Chefs’ Warehouse Parent, LLC	The Chefs’ Warehouse Mid-Atlantic, LLC	LLC Interests	100%

Michael’s Finer Meats Holdings, LLC	Michael’s Finer Meats, LLC	LLC Interests	100%

Chefs’ Warehouse Parent, LLC	Michael’s Finer Meats Holdings, LLC	LLC Interests	100%

Chefs’ Warehouse Parent, LLC	The Chefs’ Warehouse Midwest, LLC	LLC Interests	100%

Exhibit G

Filing Offices

Grantor	Filing Office
Dairyland USA Corporation	New York Department of State

Bel Canto Foods, LLC	New York Department of State

The Chefs’ Warehouse Mid-Atlantic, LLC	Delaware Secretary of State

The Chefs’ Warehouse West Coast, LLC	Delaware Secretary of State

The Chefs’ Warehouse, Inc.	Delaware Secretary of State

The Chefs’ Warehouse of Florida, LLC	Delaware Secretary of State

Chefs’ Warehouse Parent, LLC	Delaware Secretary of State

Michael’s Finer Meats, LLC	Delaware Secretary of State

Michael’s Finer Meats Holdings, LLC	Delaware Secretary of State

The Chefs’ Warehouse Midwest, LLC	Delaware Secretary of State

EXHIBIT H

(See Section 4.4 and 4.8 of Security Agreement)

AMENDMENT

This Amendment, dated                                 ,                  is delivered pursuant to Section 4.4 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are true and correct in all material respects. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated as of April 25, 2012, among the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Collateral Agent (as amended or modified from time to time, the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in the Security Agreement.

By:
Name: Title:

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage of Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

Exhibit I

Commercial Tort Claims

None.

ANNEX I

[Form of]

JOINDER AGREEMENT

[Name of New Grantor]

[Address of New Grantor]

[Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of April 17, 2013, made by The Chefs’ Warehouse, Inc., a Delaware corporation, the other Grantors party thereto and JPMorgan Chase Bank, N.A., as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                    ] (the “New Grantor”), pursuant to Section 8.21 of the Security Agreement. The New Grantor hereby agrees to be bound as a Grantor to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. Without limiting the generality of the foregoing, the New Grantor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Grantor thereunder. The New Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantors contained in the Security Agreement.

Annexed hereto are supplements to each of the exhibits to the Security Agreement and schedules to the Credit Agreement and the Note Agreement, as applicable, with respect to the New Grantor. Such supplements shall be deemed to be part of the Security Agreement, the Credit Agreement or the Note Agreement, as applicable.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Grantor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW GRANTOR]

By:
Name: Title:

AGREED TO AND ACCEPTED: JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name: Title:

[Schedules to be attached]